Exhibit 99.1

Press Release

Contact:
Investor Relations	Melissa Chadwick (Media)
Katrina Lundberg	Merritt Group
408-750-5505	703-390-1539
investor_relations@redback.com	chadwick@merrittgrp.com

REDBACK NETWORKS ANNOUNCES FIRST QUARTER 2006 OPERATING RESULTS

SAN JOSE, Calif., April 26, 2006 — Redback Networks Inc. (NASDAQ: RBAK), a leading provider of broadband networking systems, today announced its first quarter results for the period ended March 31, 2006. Net revenue for the first quarter of 2006 was $57.9 million, an increase of 21 percent from the fourth quarter of 2005. Net revenue was up $23.6 million, or 69 percent, over the first quarter of 2005.

“I am excited about our results and the progress we have made in executing our business strategy during the quarter,” said Kevin DeNuccio, president and chief executive officer, Redback Networks. “We are pleased with the continued success and market traction of our SmartEdge® family of next-generation routers. The addition of the SmartEdge 100 to our portfolio enables our customers to implement the innovative and widely deployed SmartEdge technology in even more segments of the IP network.”

With the adoption of Statement of Financial Accounting Standards No. 123R (FAS 123R) as of January 1, 2006, Redback Networks is reporting stock-based compensation expense in its generally accepted accounting principles (GAAP) results for the first time.

GAAP net loss for the first quarter of 2006 was $(2.6) million or $(0.05) per share attributable to common stockholders compared to a GAAP net loss of $(7.1) million or $ (0.13) per share in the first quarter of 2005. Non-GAAP net income for the first quarter of 2006 was $4.0 million or $0.05 per share, compared to a non-GAAP net loss of $(2.9) million or $ (0.05) per share for the first quarter of 2005. Excluded from the non-GAAP results for the first quarter of 2006 were charges relating to amortization of intangible assets, stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, partial recovery on investment that previously had been written down, certain federal and state income taxes, and accretion of a dividend payable to the preferred stockholders.

For comparative purposes, GAAP net income excluding stock-based compensation for the first quarter of 2006 was $0.5 million or $.01 per share, compared with a GAAP net loss excluding stock-based compensation of $6.0 million or $(.11) per share for the first quarter of 2005.

See the attached table for a reconciliation of our non-GAAP results to GAAP results.

Redback Networks will discuss these quarterly results in an investor conference call today at 1:45 p.m. Pacific Time. The conference telephone number is: Domestic Dial-in: 1-800-559-2403 and International Dial-in: 1-847-619-6534. A live web cast is also available from the investor relations portion of the Redback’s web site, www.redback.com/investors. A telephone replay of the conference call will be available later in the day. Replay information will be available at Domestic Dial-in: 1-877-213-9653 and International Dial-in: (630) 652-3041 Passcode: 14285247. Information on these calls and web cast can also be found on the company’s web site.

About Redback Networks

About Redback Networks Inc., a leading provider of next-generation broadband networking equipment, enables carriers and service providers to build Smart Broadband Networks that are personalized, adaptive and efficient. The Smart Broadband Network provides advanced IP based subscriber services to consumers, businesses and wholesale customers. The company’s carrier-class, scalable SmartEdge® product family combines carrier class edge routing, advanced subscriber management and high density Ethernet aggregation functions. In conjunction with the NetOp™ Element and Policy Manager platforms the SmartEdge family provides a powerful and flexible infrastructure solution that enables delivery of next-generation Broadband IP services.

Founded in 1996 and headquartered in San Jose, Calif., with sales and technical support centers located worldwide, Redback Networks maintains a growing and global customer base of more than 500 carriers and service providers, including major local exchange carriers (LECs), inter-exchange carriers (IXCs), PTTs, service providers and ISPs. For more information, visit Redback Networks at www.redback.com.

# # #

REDBACK and SmartEdge are trademarks registered at the U.S. Patent and Trademark Office and in other countries. NetOp is a trademark of Redback Networks Inc.

Note Regarding Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements which are subject to the safe harbor provisions of the Private Litigation reform Act of 1995. These statements include but are not limited to statements regarding our expected financial results and expectations of continued growth of our SmartEdge product line and our customer base. These statements are only predictions and involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect Redback’s actual future results. These risks include without limitation the following: growth trends in the networking industry and in various geographic regions; variations in customer demand for products and services; final review of quarterly results by the Company’s independent auditors, including without limitation final analysis of our expected tax liability; the timing of orders and manufacturing lead times; changes in customer order trends or customer or product mix, and other risks relating to Redback’s business as set forth in the Annual Report on Form 10-K for the year ended December 31, 2005 and Redback’s other most recent reports on Form 10-Q and Form 8-K, and amendments thereto, on file with the Securities and Exchange Commission (SEC), and other reports filed with the SEC from time to time. All forward-looking statements included in this document are based upon information available as of the date hereof, and Redback assumes no obligation to update these statements.

Non-GAAP Disclosure

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	Successor
	March 31, 2006	December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$58,628	$43,764
Accounts receivable, net	34,178	32,708
Inventories	9,312	12,933
Other current assets	10,313	8,204

Total current assets	112,431	97,609

Property and equipment, net	18,043	16,944
Goodwill	143,460	144,401
Intangibles, net	53,016	55,669
Other assets	1,212	1,391

Total assets	$328,162	$316,014

Liabilities, Mandatory Redeemable Convertible Preferred Stock, and Stockholders’ Equity

Current liabilities:
Accounts payable	$26,731	$28,664
Accrued liabilities	15,734	14,759
Borrowings and capital lease obligations	200	372
Deferred revenue	24,386	18,288

Total current liabilities	67,051	62,083

Deferred revenue, net of current portion	10,344	7,036
Long term liabilities	1,249	1,579

Total liabilities	78,644	70,698

Mandatory redeemable convertible preferred stock	48,053	47,897
Stockholders’ equity	201,465	197,419

Total liabilities, mandatory redeemable convertible preferred stock and stockholders’ equity	$328,162	$316,014

Redback Networks Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
Net revenue	$57,859	$34,292
Cost of revenue, excluding amortization (1)	22,606	13,645
Amortization	2,707	2,722

Total cost of revenue	25,313	16,367

Gross profit	32,546	17,925

Operating expenses:
Research and development (1)	17,133	14,323
Selling, general and administrative (1)	17,764	10,664

Total operating expenses	34,897	24,987

Loss from operations	(2,351)	(7,062)

Other income, net	1,053	165

Loss before income taxes	(1,298)	(6,897)

Provision for income taxes	1,135	—

Net loss	(2,433)	(6,897)

Deemed dividend and accretion on preferred stock	156	153

Net loss attributable to common stockholders	$(2,589)	$(7,050)

Net income (loss) attributable to common stockholders per share:
Basic	$(0.05)	$(0.13)

Diluted	$(0.05)	$(0.13)

Shares used in computing net loss attributable to common stockholders per share (a):
Basic	56,506	53,469

Diluted	56,506	53,469

	Three Months Ended March 31,
	2006	2005
(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$287	$89
Research and development	1,233	235
Selling, general and administrative	1,550	708

Total stock-based compensation expense	$3,070	$1,032

Redback Networks Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Successor				Successor
	Three Months Ended March 31, 2006				Three Months Ended March 31, 2005
	Non-GAAP (a)	Reconciling Items		GAAP (b)	Non-GAAP (a)	Reconciling Items		GAAP (b)
Net revenue	$57,859	$—		$57,859	$34,292	$—		$34,292
Cost of revenue, excluding amortization	22,319	287	(d)	22,606	13,556	89	(d)	13,645
Amortization		2,707	(c,e)	2,707	—	2,722	(c,e)	2,722

Total cost of revenue	22,319	2,994		25,313	13,556	2,811		16,367

Gross profit (loss)	35,540	(2,994)		32,546	20,736	(2,811)		17,925

Operating expenses:
Research and development	15,612	1,521	(d,e)	17,133	13,754	569	(d,e)	14,323
Selling, general and administrative	16,076	1,688	(d,e)	17,764	9,879	785	(d,e)	10,664

Total operating expenses	31,688	3,209		34,897	23,633	1,354		24,987

Income (loss) from operations	3,852	(6,203)		(2,351)	(2,897)	(4,165)		(7,062)

Other income (expense), net	434	619	(g)	1,053	26	139	(g)	165

Income (loss) before income taxes	4,286	(5,584)		(1,298)	(2,871)	(4,026)		(6,897)

Provision for income taxes	285	850	(h)	1,135	—	—		—

Net income (loss)	4,001	(6,434)		(2,433)	(2,871)	(4,026)		(6,897)
Deemed dividend and accretion on preferred stock	—	156	(f)	156	—	153	(f)	153

Net income (loss) attributable to common stockholders	$4,001	$(6,590)		$(2,589)	$(2,871)	$(4,179)		$(7,050)

Net income (loss) per share :
Basic	$0.07			$(0.05)	$(0.05)			$(0.13)

Diluted	$0.05			$(0.05)	$(0.05)			$(0.13)

Shares used in computing net income (loss) per share(h):
Basic	56,506			56,506	53,469			53,469

Diluted	74,822			56,506	53,469			53,469

(a)	Non-GAAP amounts exclude certain reconciling items including amortization of intangible assets, amortization of stock-based compensation, amortization of the fair value of warrants issued in connection with a lease agreement, accretion of a dividend payable to the preferred stockholders, partial recovery on certain investments that had been previously written down and federal and state income tax expense from the utilization of pre-bankruptcy tax net operating losses that was recorded as a reduction of goodwill for GAAP purposes, offset by federal and state alternative minimum taxes used for non-GAAP purposes.
(b)	Reflects operating results based upon accounting principles generally accepted in the United States (GAAP).
(c)	Amount represents amortization of intangible assets.
(d)	Amount represents amortization of FAS 123R stock-based compensation in Q1’06 and APB 25 of stock-based compensation in Q1’05.
(e)	Amount represents amortization of the fair value of warrants issued in connection with a lease agreement.
(f)	Amount represents accretion of a dividend payable to the preferred stockholders, including a beneficial conversion feature of $16.7M in the period from January 3 through March 31, 2004.
(g)	Amount represents partial recovery on certain investments that had been previously written-off.
(h)	Amount represents the federal and state income tax expense from the utilization of pre-bankruptcy tax net operating losses that was recorded as a reduction of goodwill for GAAP purposes, offset by federal and state alternative minimum taxes used for non-GAAP purposes.

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we use non-GAAP financial results, which are adjusted from results based on GAAP to exclude certain items. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and to help assess our prospects in the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain items that we believe are not indicative of our core operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with United States GAAP.

Redback Networks Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Successor	Successor
	Three months ended March 31, 2006	Three months ended March 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss before deemed dividend and accretion on preferred stock	$(2,433)	$(6,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,506	6,120
Stock-based compensation	3,070	1,032
Gain on sale of investment	(619)	—

Changes in assets and liabilities:
Accounts receivable, net	(1,470)	2,570
Inventories	2,057	(541)
Other assets	(1,663)	(1,768)
Accounts payable and accrued liabilities	(958)	1,025
Deferred revenue	9,406	(1,583)
Other long-term liabilities	(230)	(355)

Net cash provided by (used in) operating activities	12,666	(397)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment	(1,912)	(1,244)
Proceeds from sale of equity investments	619	—

Net cash (used in) provided by investing activities	(1,293)	(1,244)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of stock and exercise of warrants	3,763	2,449
Principal payments on capital lease obligations and borrowings	(272)	—
Proceeds from stockholder notes receivable	—	—

Net cash provided by financing activities	3,491	2,449

Net increase (decrease) in cash and cash equivalents	14,864	808
Cash and cash equivalents at beginning of period	43,764	42,558

Cash and Cash equivalents at end of period	$58,628	$43,366